Washington Bancorp                                                    Exhibit 11
Computation of Earnings per Common Share
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                                          For the three months ended December 31,   For the six months ended December 31,
                                          ---------------------------------------  --------------------------------------

                                            2001      2000      2001      2000      2001      2000       2001     2000
                                            Basic     Basic    Diluted   Diluted    Basic     Basic    Diluted   Diluted
                                             EPS       EPS       EPS       EPS       EPS       EPS       EPS       EPS
                                          ------------------------------------------------------------------------------
Computation of weighted average
  number of common shares
  outstanding:
    Common shares outstanding
      at the beginning of the period ...   651,133   651,133   651,133   651,133   651,133   651,133   651,133   651,133
    Employee Stock Ownership
      Plan (ESOP) at the beginning
      of the period ....................   (26,905)  (32,066)  (26,905)  (32,066)  (28,219)  (33,283)  (28,219)  (33,283)
    Weighted average common shares
      released by the ESOP during
      the period .......................       657       609       657       609     1,315     1,218     1,315     1,218
    Weighted average common shares
      outstanding - Stock Option Plan ..        --        --    13,350     7,219        --        --    12,596     7,302
    Weighted average common shares
      into treasury ....................  (140,415) (119,962) (140,415) (119,962) (136,388) (114,864) (136,388) (114,864)
                                          ------------------------------------------------------------------------------
Total average shares outstanding .......   484,470   499,714   497,820   506,933   487,841   504,204   500,436   511,506
                                          ==============================================================================

Net income .............................  $317,821  $241,510  $317,821  $241,510  $627,671  $503,406  $627,671  $503,406
                                          ==============================================================================

Net income per share ...................  $   0.66  $   0.48  $   0.64  $   0.48  $   1.29  $   1.00  $   1.25   $  0.98
                                          ==============================================================================
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